Exhibit 5.1

July 2, 2007

The Bank of New York Mellon Corporation

One Wall Street

New York, NY 10286

BNY Capital VI

BNY Capital VII

BNY Capital VIII

BNY Capital IX

BNY Capital X

Mellon Capital V

Mellon Funding Corporation

c/o The Bank of New York Mellon Corporation

One Wall Street

New York, NY 10286

Re:	Registration Statement on Form S-3 of The Bank of New York Mellon Corporation,
BNY Capital VI, BNY Capital VII, BNY Capital VIII, BNY Capital IX, BNY Capital X, Mellon Capital V and Mellon Funding Corporation

Dear Sirs:

This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by The Bank of New York Mellon Corporation, a Delaware corporation (the “Corporation”), and each of BNY Capital VI, BNY Capital VII, BNY Capital VIII, BNY Capital IX, BNY Capital X and Mellon Capital V, each a Delaware business trust (each a “Trust” and collectively, the “Trusts”), and Mellon Funding Corporation (“Funding”) on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement becomes effective upon filing with the Commission. The Prospectus contemplates that it will be supplemented in the future by one or more supplements to such Prospectus (each, a “Prospectus Supplement”).

The Bank of New York Mellon Corporation

BNY Capital VI

BNY Capital VII

BNY Capital VIII

BNY Capital IX

BNY Capital X

Mellon Capital V

Mellon Funding Corporation

July 2, 2007

The Prospectus, as supplemented by the various Prospectus Supplements, will provide for:

(a) the proposed issuance and sale by the Corporation of an indeterminate amount of:

(i)	senior debt securities (the “Senior Debt Securities”) issued by the Corporation consisting of senior unsecured and unsubordinated debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued under an Indenture, dated as of July 18, 1991 between The Bank of New York Mellon Corporation, successor to The Bank of New York Company, Inc. and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company, as Trustee, as supplemented by the First Supplemental Indenture dated as of July 1, 2007, as further supplemented from time to time (the “BNY Senior Indenture”) or issued by Funding and guaranteed by the Corporation (the “Senior Debt Guarantees”) under an Indenture dated as of May 21, 1988 between The Bank of New York Mellon Corporation, successor to Mellon Financial Corporation, Mellon Funding Corporation, and Manufacturers and Traders Trust Company, successor to The Bank of New York, successor to JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as Trustee, as supplemented by the First Supplemental Indenture dated as of November 29, 1990, the Second Supplemental Indenture dated as of June 12, 2000 and the Third Supplemental Indenture dated as of July 1, 2007, as further supplemented from time to time (the “Mellon Senior Indenture”);

(ii)	senior subordinated debt securities (the “Senior Subordinated Debt Securities”) issued by the Corporation consisting of senior subordinated unsecured debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued under an Indenture, dated as of October 1, 1993, between The Bank of New York Mellon Corporation, successor to The Bank of New York Company, Inc. and Manufacturers and Traders Trust Company, successor to J.P. Morgan Trust Company, National Association (successor by merger to Chase Manhattan Trust Company, National Association), as Trustee, as supplemented by the First Supplemental Indenture dated as of July 1, 2007, as further supplemented from time to time (the “BNY Senior Subordinated Indenture”) or issued by Funding and guaranteed by the Corporation (the “Senior Subordinated Debt Guarantees”, together with the Senior Debt Guarantees, the “Debt Guarantees”) under an Indenture dated as of June 12, 2000 between The Bank of New York Mellon Corporation, successor to Mellon Financial Corporation, Mellon Funding Corporation and Union Bank of California, National Association, as successor to J.P.Morgan Trust Company, N.A. formerly known as Bank One Trust Company, N.A., as Trustee, as supplemented by the First Supplemental Indenture dated as of April 30, 2001, the Second Supplemental Indenture dated as of March 5, 2004 and the Third Supplemental Indenture dated as of July 1, 2007, as further supplemented from time to time (the “Mellon Senior Subordinated Indenture”);

The Bank of New York Mellon Corporation

BNY Capital VI

BNY Capital VII

BNY Capital VIII

BNY Capital IX

BNY Capital X

Mellon Capital V

Mellon Funding Corporation

July 2, 2007

(iii)	junior subordinated debt securities issued by the Corporation (the “Corporation Junior Subordinated Debt Securities”) consisting of junior subordinated unsecured debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued under a Junior Subordinated Indenture dated as of December 25, 1996, and amended by a First Supplemental Indenture, dated as of August 2, 2004 and a Second Supplemental Indenture dated as of July 1, 2007 as further supplemented from time to time (as so supplemented, the “Junior Indenture”), between the Corporation, successor to The Bank of New York Company, Inc. and Manufacturers and Traders Trust Company, successor to J.P. Morgan Trust Company, National Association (successor to Bank One, National Association (f/k/a The First National Bank of Chicago)), as trustee (the “Junior Indenture Trustee”);

(iv)	junior subordinated debt securities issued by Mellon Funding consisting of junior subordinated unsecured debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued under the forms of indentures filed as Exhibits 4.39 and 4.40 to the Registration Statement (the “Funding Junior Subordinated Debt Securities”, and, collectively with the Corporation Junior Subordinated Debt Securities, the Senior Debt Securities, and the Senior Subordinated Debt Securities, the “Debt Securities”);

(v)	shares of common stock of the Corporation, par value $0.01 per share (the “Common Stock”);

(vi)	shares of preferred stock of the Corporation, par value $0.01 per share (the “Preferred Stock”), to be issued in one or more series, and fractional shares of Preferred Stock (the “Depositary Shares”), evidenced by depositary receipts (“Depositary Receipts”);

(vii)	contracts to purchase a specified number of shares of Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Stock Purchase Contracts”);

(viii)	units consisting of an interest in Debt Securities, warrants or Stock Purchase Contracts, or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the Common Stock, Preferred Stock or Depositary Shares under the Stock Purchase Contracts (the “Stock Purchase Units”);

The Bank of New York Mellon Corporation

BNY Capital VI

BNY Capital VII

BNY Capital VIII

BNY Capital IX

BNY Capital X

Mellon Capital V

Mellon Funding Corporation

July 2, 2007

(ix)	warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares, or any combination of the same (the “Warrants”); and

(x)	unconditional and irrevocable guarantees (the “Trust Preferred Securities Guarantees” and each a “Trust Preferred Securities Guarantee”), of certain payments and obligations of each of the Trusts to be issued by the Corporation under one or more Guarantee Agreements (the “Guarantee Agreements” and each a “Guarantee Agreement”), that are expected to be entered into between the Corporation and Manufacturers and Traders Trust Company, as trustee (including any successor trustee), with respect to Preferred Securities proposed to be issued by each such Trust; and

(b) the proposed issuance and sale by the Trusts of an indeterminate amount of preferred securities representing beneficial ownership interests in such Trusts (the “Trust Preferred Securities”). The Debt Securities, the Debt Guarantees, the Common Stock, the Preferred Stock, the Depositary Shares, the Stock Purchase Contracts, the Stock Purchase Units, the Warrants, the Trust Preferred Securities and the Trust Preferred Securities Guarantees are referred to herein collectively as the “Securities.”

I have acted as counsel for the Corporation in connection with the proposed issue and sale of the Securities. I, or those acting under my supervision, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and records and have made such investigation of fact and such examination of law as I, or they, have deemed appropriate in order to enable me to render the opinions set forth herein. In conducting such investigation, I, or they, relied, without independent verification, upon certificates of officers of the Corporation, Funding, the Trusts, public officials and other appropriate persons.

The opinions expressed herein are limited to matters governed by the laws of the State of New York, the Commonwealth of Pennsylvania, the corporate and statutory trust laws of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, and subject to the exceptions, qualifications, limitations, assumptions and reliances stated herein, I am of the opinion that:

1. When the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Corporation and duly established in conformity with the applicable Indenture, and the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus

The Bank of New York Mellon Corporation

BNY Capital VI

BNY Capital VII

BNY Capital VIII

BNY Capital IX

BNY Capital X

Mellon Capital V

Mellon Funding Corporation

July 2, 2007

Supplement, the Debt Securities will constitute valid and binding obligations of the Corporation or Funding subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

2. The Debt Guarantees, when endorsed upon the Senior Debt Securities or Senior Subordinated Debt Securities, as the case may be, and duly executed and upon the due execution, authentication and issuance of the Debt Securities, will constitute valid and legally binding obligations of the Corporation entitled to the benefits provided by the Mellon Senior Indenture or Mellon Senior Subordinated Indenture, as applicable, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

3. When the terms of the issuance and sale of the Common Stock have been duly authorized by the Corporation and the Common Stock has been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Common Stock will be validly issued, fully paid, and nonassessable.

4. When the terms of the Preferred Stock of a particular series and of its issuance and sale have been duly authorized by the Corporation and duly established in conformity with the Corporation’s Certificate of Incorporation and By-laws, a Certificate of Designations with respect to the Preferred Stock of such series has been duly filed with the Secretary of State of the State of Delaware, and the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor and as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Preferred Stock of such series will be validly issued, fully paid, and nonassessable.

5. When the deposit agreement relating to the Depositary Shares has been duly authorized, executed and delivered by the parties thereto, the terms of the Preferred Stock of a particular series and of its issuance and sale, and the issuance and sale of the Depositary Shares of such series, have been duly authorized by the Corporation and duly established in conformity with the Corporation’s Certificate of Incorporation, By-laws, and the related depositary agreement, a Certificate of Designation with respect to the Preferred Stock of such series has been duly filed with the Secretary of State of the State of Delaware, the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor and delivered to the depositary and the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the related deposit agreement and issued against deposit of the Preferred Stock as contemplated in the Registration Statement, the Prospectus, the

The Bank of New York Mellon Corporation

BNY Capital VI

BNY Capital VII

BNY Capital VIII

BNY Capital IX

BNY Capital X

Mellon Capital V

Mellon Funding Corporation

July 2, 2007

related Prospectus Supplement, and the related deposit agreement, the Depositary Receipts evidencing the Depositary Shares of such series of Preferred Stock will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the related deposit agreement, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

6. When the terms of the Stock Purchase Contracts or Stock Purchase Units and of their issuance and sale have been duly authorized by the Corporation, such Stock Purchase Contracts or Stock Purchase Units have been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and any related pledge agreement has been duly authorized, executed and delivered by the parties thereto, the Stock Purchase Contracts or Stock Purchase Units will constitute valid and binding obligations of the Corporation, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

7. When the terms of the Warrants and of their issuance and sale have been duly authorized by the Corporation, the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Corporation, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

8. When the terms of each Trust Preferred Securities Guarantee and of its issuance have been duly authorized by the Corporation, the applicable Guarantee Agreement has been duly authorized, executed and delivered by the parties thereto and such Trust Preferred Securities Guarantees have been issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Trust Preferred Securities Guarantee will constitute a valid and binding obligation of the Corporation, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

The Bank of New York Mellon Corporation

BNY Capital VI

BNY Capital VII

BNY Capital VIII

BNY Capital IX

BNY Capital X

Mellon Capital V

Mellon Funding Corporation

July 2, 2007

I consent to your filing this opinion as an exhibit to the Registration Statement and to the use of my name therein and in the related Prospectus under the caption “Validity of Securities.” By giving such consent, I do not hereby admit that I am within the category of persons whose consents are required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Arlie R. Nogay